EXHIBIT 10.1
















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                  MIDLAND FEDERAL SAVINGS AND LOAN ASSOCIATION

                          BANK INCENTIVE PLAN AND TRUST


                                    ARTICLE I
                       ESTABLISHMENT OF THE PLAN AND TRUST

       1.01 Midland Federal Savings and Loan Association (the "Association") hereby adopts the Bank Incentive Plan (the "Plan") and Trust (the "Trust") as of ____________________, 1995 (the "Effective Date") upon the terms and conditions hereinafter stated in this Plan and its accompanying Trust Agreement.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

       2.01. The purpose of the Plan is to retain personnel of experience and ability in key positions by providing board members, advisory directors, directors emeritus and key employees with a proprietary interest in the Association as compensation for their contributions to the Association and its Affiliates and as an incentive to make such contributions in the future. The total funding of this plan may not exceed an amount of shares equal to 3% of the shares issued in the Association's conversion from mutual to stock form.


                                   ARTICLE III
                                   DEFINITIONS

       The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

       3.01.   "Affiliate"  means  those   subsidiaries  or  affiliates  of  the
Association which, with the consent of the Board, agree to participate in this Plan.

       3.02. "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or, if none, his estate.

       3.03. "Board" means the Board of Directors of the Association.

      3.04. "Committee" means the Committee referred to in Section 4 hereof.

       3.05. "Common Stock" means shares of the common stock, $.01 par value per share, of the Association.

       3.06. "Continuous Service" means the absence of any interruption or termination of service as a Director, advisory director, director emeritus or Employee. With respect to any director emeritus, Continuous Service shall mean availability to perform such functions as may be required of the Association's directors emeritis. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the
Association or in the case of transfers between payroll locations of the Association or between the Association and an Affiliate or successor.
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       3.07. "Date of Grant" means the date on which the Committee grants a Plan
Share Award.

       3.08. "Director" means a member of the Board who is not an Employee.

       3.09. "Disability" means any physical or mental impairment which qualifies an Employee or Director for disability benefits under any applicable long-term disability plan maintained by the Association or an Affiliate, or, if no such plan applies, which would render such Employee or Director, in the judgment of the Board, unable to perform his or her customary duties and responsibilities.

       3.10. "Employee" means any person who is currently employed by the Association or an Affiliate.

       3.11.  "Participant"  means  a  Director,   advisory  director,  director
emeritus or Employee who receives a Plan Share Award under the Plan.

       3.12. "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Participant pursuant to the Plan.

       3.13. "Plan Share Award" or "Award" means a right granted under this Plan to earn Plan Shares.

       3.14. "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

       3.15. "Plan Year" means the fiscal year of the Association.

       3.16. "Trustee" means the person(s) or entity approved by the Board pursuant to Section 4.02 to hold legal title to the Plan assets for the purposes set forth herein.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

       4.01. Role of the Committee. The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board each of whom, within the prior year, has not been and is not being, granted any Awards related to the Shares under this Plan or any other plan of the Association or any of its affiliates except for Awards which (i) are calculated in accordance with a formula as contemplated in paragraph (c)(2)(ii) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"); (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or (iii) arise from election by a Director to receive all or part of his board fees in securities. The members of the Committee shall be appointed by the Board and shall serve as the pleasure of the Board.

       Except as limited by the express provisions of the Plan and applicable regulations, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.
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       The  Committee  shall report its actions and  decisions,  and the actions taken by the Trustee, with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

       4.02. Role of the Board. The Board shall appoint one or more independent persons or independent entities to act as Trustee(s) in accordance with the provisions of the Plan and Trust.

       4.03. Limitation on Liability. The members of the Board and the Committee and the Trustee(s) shall not be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Association shall, subject to applicable OTS regulations, indemnify such member or Trustee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Association and its Affiliates and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.


                                    ARTICLE V
                        CONTRIBUTIONS; PLAN SHARE RESERVE

       5.01. Amount and Timing of Contributions. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Association and its Affiliates to the Trust established under this Plan. Such amounts shall be paid to the Trustee(s) at the time of contribution. No contributions by Employees, Directors or directors emeriti shall be permitted.

       5.02. Investment of Contributions. Any amounts contributed to the Trust shall be invested by the Trustee in such interest-bearing account or accounts at the Association as the Trustee shall determine to be appropriate.

       5.03. Investment of Trust Assets In Common Stock. The Trustee shall invest substantially all of the Trust's assets exclusively in Common Stock. The Trust may hold cash in interest bearing accounts pending investments in Common Stock. Common Stock purchased by the Trustee shall be held in the trust (the "Plan Share Reserve") until distributed pursuant to a Plan Share Award. Any earnings received with respect to Common Stock held in the Plan Share Reserve shall be held in an interest bearing account and allocated on the same basis as the shares held in the Plan Share Reserve and shall be distributed when the underlying Plan Shares are distributed.

       5.04. Effect of Allocations, Returns and Forfeitures Upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Plan Shares so allocated and the amount of earnings distributed to the Participants. Any shares subject to an Award which may not be earned because of a forfeiture by the Participant pursuant to Section 7.01 shall be returned to the Plan Share Reserve.


                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

       6.01. Eligibility. Employees, Directors, advisory directors and directors emeriti are eligible to receive Plan Share Awards.
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       6.02.  Allocations  to  Employees.  The  Committee  may  determine  which
Employees will be granted Plan Share Awards and the number of Plan Shares covered by each Award; provided, however, that the number of Plan Shares covered by such Awards may not exceed the number of Plan Shares in the Plan Share Reserve immediately prior to the grant of such Awards, and provided further that in no event shall any Awards be made which will violate the Charter or Bylaws of the Association or any applicable Federal or State law or regulation. In the event Plan Shares are forfeited for any reason, the Committee may, from time to time, determine which Employees, Directors, advisory directors or directors emeriti, if any, will be granted Plan Share Awards or additional Plan Share Awards from forfeited Plan Shares. In selecting those Employees, Directors or directors emeriti to whom Plan Share Awards will be granted and the number of Plan Shares covered by such Awards, the Committee shall consider the positions and responsibilities of the individuals, the value of their services to the Association and its Affiliates, and any other factors the Committee may deem relevant, and the Committee may request the recommendation of the Chief Executive Officer and other senior executive officers of the Association and its Affiliates.

       6.03. Form of Allocation. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award is to be issued, the Committee shall notify the Participant in writing of the grant of the Award. The Committee shall also give the Participant a Payment Schedule, as described in Section 2 of the Trust Agreement accompanying the Plan, which Payment Schedule shall set forth, among other things, the number of Plan Shares covered by the Award and the terms upon which the Plan Shares subject to the Award may be earned. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

       6.04. Allocations Not Required. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, no Employee, Director or director emeritus shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee, nor shall the Employees, Directors or directors emeriti as a group have such a right.

                                   ARTICLE VII
             VESTING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

       7.01. Vesting of Plan Shares; Forfeitures.

       (a) General Rules. Plan Shares subject to an Award shall vest in five equal annual installments during the five years beginning one year after the Date of Grant (the "Restricted Period"), as long as the Participant maintains Continuous Service after the Date of Grant of his or her Plan Share Award. If the Continuous Service of a Participant is not maintained for any reason prior to the date all of the Plan Shares subject to a Plan Share Award are vested, (except as specifically provided in subsections (b) and (c) below), the Participant shall forfeit any Plan Shares subject to the Award which have not theretofore vested.

       In determining the number of Plan Shares which vest, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and, to the extent that the aggregate represents whole shares, shall vest on the date on which the last installment of Plan Shares vests.

       (b) Exception for Terminations Due to Death or Disability. Notwithstanding the general rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Participant whose Continuous Service terminates due to death or Disability shall vest as of the Participant's last day of service with the Association or an Affiliate.

       (c) Revocation for Misconduct. Notwithstanding anything herein to the contrary, the Committee may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously
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awarded  under this Plan,  to the extent  Plan  Shares  have not been  delivered thereunder to the Participant, whether or not yet vested, in the case of a Participant who is discharged from the employ or from membership on the Board of the Association or an Affiliate or from service as a director emeritus for cause (as hereinafter defined), or who is discovered after termination of employment or termination of Board service to have engaged in conduct that would have justified termination for cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or a final cease and desist order.

       7.02. Accrual of Dividends, Interest and Other Earnings. Whenever dividends, interest or other earnings are paid with respect to Plan assets allocated to a Participant, such dividends, interest or other earnings shall be held in trust and shall be distributed when the Plan Shares or other assets with respect to which they are declared and paid, or otherwise earned or allocated to the Participant, are distributed.

       7.03. Distribution of Plan Shares.

       (a) Timing of Distributions: General Rule. Except as provided in subsection (b) below, Plan Shares shall be distributed to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have vested.

       (b) Timing:  Exception for 10% Stockholders.  Notwithstanding  subsection
(a) above, no Plan Shares will be distributed to the extent that, after such distribution, a Participant or Beneficiary would own 10% or more of the outstanding Common Stock if the Trustee believes in his discretion that such person is or would be in violation of any applicable charter provision or regulatory restriction regarding the change in control of a thrift institution.

       (c) Form of Distribution. All Plan Shares shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable with fractional shares paid out in accordance with paragraph 7.01(a). Payments representing accumulated cash dividends, interest or other earnings shall be made in cash.

       (d) Withholding. The Trustee shall, if necessary, withhold from any payment or distribution made under this Plan sufficient shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such withholding is insufficient, the Trustee may require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Association or the Affiliate which employs or employed such Participant, or which such Participants served as a Director or director emeritus, any such shares or amount withheld from or paid by the Participant or Beneficiary.

       7.04. Voting of Plan Shares. All shares of Common Stock held by the Trust which are not yet distributed to a Participant shall be voted by the Trustee.


                                  ARTICLE VIII
                                      TRUST

       8.01.  Trust.  The Trust  Agreement  by and between the  Association  and
Midwest  Trust  Services,   Inc.,  together  with  any  and  all  amendments  or
supplements thereto, is intended to be and hereby is incorporated by reference into the Plan and for all purposes shall be deemed a part of the Plan. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions
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of the  Plan  and  Trust  and the  applicable  directions,  rules,  regulations, procedures and policies established pursuant to the Plan.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01. Adjustments for Capital Changes. The aggregate number of Plan Shares available for issuance pursuant to the Plan Share Awards and the number of shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock resulting from any split, subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such shares effected without receipt or payment of consideration by the Association.

         (a) Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding shares of Common Stock subsequent to the Effective Date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Common Stock of the Association, the maximum aggregate number and class of Common Stock which may be granted under the Plan and the number and class of Common Stock with respect to which theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

         (b) Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 10.01(b) shall be deemed a "change of control": (i) any third person, other than Paul Zogas, Charles Zogas, Bruce Kannry and Theodore Stux including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Association with respect to which 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Association, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Association shall cease to constitute a majority of the Board of Directors of the Association, or (iii) the shareholders of the Association shall approve an agreement providing either for a transaction in which the Association will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Association. If the Continuous Service of any Participant of the Association is involuntarily terminated for whatever reason, at any time within twelve months after a change in control, unless the Committee shall have otherwise provided, all Common Stock awarded shall become fully vested in the Participant to whom such Common Stock were awarded.

         9.02. Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan, provided that the Plan may not be amended more than once in any six-month period. with respect to Awards calculated in accordance with a formula as contemplated by paragraph (c)(2)(ii) of Rule 16b- 3, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or the Employee Retirement Income Security Act ("ERISA"). The power to amend or terminate shall include the power to direct the Trustee to return to the Association all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve, subject, however, to Sections 4 and 12 of the Trust. Furthermore, the termination of the Plan shall not affect a Participant's right to the distribution of Common Stock relating to Plan Share Awards previously granted, whether or not yet earned, including dividends, interest and earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or Board.

         9.03. Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable or assignable by a Participant, other than by will or by the laws of descent and distribution or pursuant to a
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qualified  domestic  relations order as defined by the Internal  Revenue Code or
ERISA or the rules thereunder. No Participant or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Association or any Affiliate be subject to any claim for benefits hereunder.

         9.04. Employment and Board Membership Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Participant to continue in the employ or on the Board of the Association or any Affiliate thereof, or to continue service as a director emeritus.

         9.05. Voting and Dividend Rights. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award prior to the time said Plan Shares are actually distributed to him.

         9.06. Term of Plan. This Plan shall remain in effect until the earlier of: (i) 21 years from the Effective Date, (ii) termination by the Board, or
(iii) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.


         IN WITNESS WHEREOF, the Association has caused this Plan to be executed by its duly authorized officers and duly attested, as of the ____ day of ___________, 19__.





ATTEST:                                   By: /s/Paul Zogas
                                              -------------
                                              Paul Zogas, President and Chairman
                                              of the Board


/s/Charles A. Zogas
-------------------
Charles A. Zogas, Executive Vice
President, Treasurer and Secretary
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                  MIDLAND FEDERAL SAVINGS AND LOAN ASSOCIATION

                          BANK INCENTIVE PLAN AND TRUST

                                VESTING SCHEDULE



Name of Participant:  Paul Zogas


Number of Plan Shares Awarded:  4,312.50


Date of Grant:  November 20, 1995                            4,312.50
                -----------------                      ------------------
                     Date                              No. Shares to Vest

Vesting Schedule:

         November 20, 1996                  862.50 shares
         November 20, 1997                  862.50 shares
         November 20, 1998                  862.50 shares
         November 20, 1999                  862.50 shares
         November 20, 2000                  862.50 shares


Vested Plan Shares shall be distributed on the date on which they become vested or, if such date is a holiday, on the first date thereafter. The dividends, interest and other earnings paid with respect to such vested Plan Shares shall be distributed concurrently with such vested Plan Shares. The distribution of vested Plan Shares and any dividends, interest and other earnings shall be subject to withholding pursuant to Section 7.03(d) of the Plan.
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                  MIDLAND FEDERAL SAVINGS AND LOAN ASSOCIATION

                          BANK INCENTIVE PLAN AND TRUST

                                VESTING SCHEDULE



Name of Participant:  Charles Zogas


Number of Plan Shares Awarded:  4,312.50


Date of Grant:  November 20, 1995                                 4,312.50
                -----------------                             ------------------
                     Date                                     No. Shares to Vest

Vesting Schedule:

         November 20, 1996                  862.50 shares
         November 20, 1997                  862.50 shares
         November 20, 1998                  862.50 shares
         November 20, 1999                  862.50 shares
         November 20, 2000                  862.50 shares


Vested Plan Shares shall be distributed on the date on which they become vested or, if such date is a holiday, on the first date thereafter. The dividends, interest and other earnings paid with respect to such vested Plan Shares shall be distributed concurrently with such vested Plan Shares. The distribution of vested Plan Shares and any dividends, interest and other earnings shall be subject to withholding pursuant to Section 7.03(d) of the Plan.
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                  MIDLAND FEDERAL SAVINGS AND LOAN ASSOCIATION

                          BANK INCENTIVE PLAN AND TRUST

                                VESTING SCHEDULE



Name of Participant:  Richard Taylor


Number of Plan Shares Awarded:  1,725


Date of Grant:  November 20, 1995                                  1,725
              -------------------                             -----------------
                      Date                                    No. Shares to Vest

Vesting Schedule:

         November 20, 1996                  345 shares
         November 20, 1997                  345 shares
         November 20, 1998                  345 shares
         November 20, 1999                  345 shares
         November 20, 2000                  345 shares


Vested Plan Shares shall be distributed on the date on which they become vested or, if such date is a holiday, on the first date thereafter. The dividends, interest and other earnings paid with respect to such vested Plan Shares shall be distributed concurrently with such vested Plan Shares. The distribution of vested Plan Shares and any dividends, interest and other earnings shall be subject to withholding pursuant to Section 7.03(d) of the Plan.